SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 31, 2014

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A is filed as an amendment to the current report on Form 8-K of United Bankshares, Inc. (“United”) filed with the Securities and Exchange Commission (the “SEC”) on February 3, 2014 (the “Initial Report”) relating to United’s acquisition of Virginia Commerce Bancorp, Inc. (“Virginia Commerce”). This current report is filed to provide, and amends the Initial Report to include, additional acquisition information under Item 2.01 and pro forma financial information required by Item 9.01(b) of Form 8-K. The pro forma information is included as an exhibit pursuant to Item 9.01(d) of Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets

As a result of the acquisition of Virginia Commerce, United issued approximately 18.3 million shares of its common stock for all of Virginia Commerce’s outstanding common stock and restricted stock, and issued options to purchase approximately 441 thousand shares of its common stock upon conversion of Virginia Commerce’s stock options. United paid approximately $8 thousand in cash to holders of Virginia Commerce common stock and restricted stock in lieu of fractional shares of United common stock. The payment of cash in lieu of fractional shares was funded by cash on hand at United.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro forma financial information.

The required unaudited pro forma condensed financial information as of and for the nine-month period ended September 30, 2013 and for the twelve-month period ended December 31, 2012, giving effect to the acquisition of Virginia Commerce, is attached hereto as Exhibit 99.1 and incorporated in this Item 9.01(b) by reference.

(d)	Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

99.1	Pro forma financial information as of and for the nine-month period ended September 30, 2013 and for the twelve-month period ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date:	February 13, 2014	By:	/s/ Steven E. Wilson
Steven E. Wilson, Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Pro forma financial information as of and for the nine-month period ended September 30, 2013 and for the twelve-month period ended December 31, 2012.